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                                                                    Exhibit 16.1

                                                            [LOGO]

                                                       Arthur Andersen LLP
                                                       2100 One PPG Place
                                                       Pittsburgh PA 15222-5498
                                                       Tol 412 232 0800
                                                       www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

April 9, 2002


Dear Sir or Madam,

We have read Item 4 included in the Form 8-K dated April 12, 2002 of Cable Design Technologies Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP


Copy to:  Mr. Kenneth O. Hale
          Vice President and Chief Financial Officer
          Cable Design Technologies Corporation